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Exhibit 99.1

Company Contact: Michael C. Boyd, CEO 800-289-6863	Porter, LeVay & Rose, Inc. Vince Daniels, VP—Investor Relations 212-564-4700

LONGPORT ANNOUNCES PLACEMENT OF 78 EPISCAN I-200 SCANNERS

        GLEN MILLS, PA—January 6, 2005—Longport, Inc. (OTCBB: LPTI), a medical technology specialist in high resolution ultrasound imaging, today announced that Future Scan, Inc., one of its distributors of the EPISCAN I-200 scanner, has entered into an agreement with InfinityNP of Westlake, Ohio, for the placement of seventy-eight scanners in 2005.

        InfintyNP, along with its related company, Pharmacy Management Group, is a leading provider of nurse practitioner and pharmacy services to the long-term care industry. InfinityNP provides nurse practitioner services to long-term care facilities in northeastern Ohio, western Pennsylvania, and Tampa, Florida.

        David Coury, President of InfinityNP, commented, "Utilizing advanced ultrasound technology in the long-term care industry is a critical part of raising the quality of care to our elderly population. We think the combination of our current wound management program and the Longport scanner can have an extremely positive impact on reducing pressure ulcers. Partnering with Future Scan to bring Longport's EPISCAN I-200 scanners to our patients for the purpose of preventing pressure ulcers puts InfinityNP in front of our competitors that provide nurse practitioner services."

        Dr. David A. Goodman, President of Future Scan, commented, "The opportunity to add the EPISCAN I-200 to wound-care treatment and prevention programs in nursing homes is a tremendous benefit to patients. This agreement is the first of many similar arrangements Future Scan expects to finalize for this upcoming year."

About Longport, Inc.

        Longport, Inc. of Glen Mills, Pennsylvania, is a medical technology company that specializes in high resolution ultrasound imaging. After several years and a multi-million dollar investment in the technology, Longport has secured patents, copyrights and FDA permission to market. The Company's technology has been used to engineer a unique high resolution ultrasound imaging system. For further information please contact Longport, Inc. at 1-800-289-6863 or visit our website at www.longportinc.com

Forward-looking Information and the Private Securities Litigation Reform Act of 1995

        Certain statements in this press release, including statements concerning product development milestones and anticipated events, are "forward-looking statements" within the Private Litigation Reform Act of 1995. Forward Looking Statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect,""intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that! could affect Longport's actual results include, among others, uncertainties as to the Company's ability to manage potential problems, delays or anticipated expenses, including problems, delays or expenses involving manufacturing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only to the date of this release. Reference is made to Longport's 2003 annual report on Form 10-K filed with the Securities and Exchange Commission for a more definitive description of such factors. Longport, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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LONGPORT ANNOUNCES PLACEMENT OF 78 EPISCAN I-200 SCANNERS